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                                                                    EXHIBIT 4.10

                     SECURITY AGREEMENT RE: DEPOSIT ACCOUNT


        This Security Agreement Re: Deposit Account (the "Agreement") is made as of this 30th day of April, 2002, between GSI Lumonics, Inc., a corporation organized under the laws of New Brunswick (the "Guarantor"), with its chief executive office and mailing address at 105 Schneider Road, Kanata, Ontario, Canada and Bank of Montreal, a Canadian chartered bank ("BMO"), as Administrative Agent (the "Administrative Agent"), with its mailing address at 115 South LaSalle Street, Chicago, Illinois 60603. Capitalized terms used herein without definition shall have the meanings given such terms in the hereinafter identified and defined Participation Agreement.

        GSI Lumonics Corporation, a Michigan corporation (the "Lessee") has requested that the Administrative Agent and the Lenders and Lessors waive certain defaults under that certain Participation Agreement dated as of June 23, 1998, as amended (the "Participation Agreement"), entered into by and among the Lessee; the Guarantor; BMO, and the other various financial institutions as are or may from time to time become lenders (the "Lenders") under the Loan Agreement; the Administrative Agent; and BMO Global Capital Solutions, Inc. (formerly known as BMO Leasing (U.S.), Inc.), a Delaware corporation, as Agent Lessor and Arranger (in such capacity as the agent lessor, the "Agent Lessor" and in such capacity as the arranger, the "Arranger") and the Administrative Agent is willing to do so on the condition, among other things, grant to the Administrative Agent for the benefit of the Lessors and Lenders a first priority security interest in and lien on the Account referred to below as collateral security for the obligations of the Lessee and the Guarantor under the Operative Documents. Accordingly, as an inducement to the Administrative Agent, Lenders and Lessors to waive certain defaults, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby pledges, assigns and grants to the Administrative Agent for the benefit of the Lessors and Lenders a continuing security interest in, and acknowledges and agrees that the Administrative Agent has and shall continue to have a continuing security interest in, all right, title and interest of the Guarantor in and to the following described deposit account maintained by the Guarantor with the financial institution named below, and all renewals and reinvestments thereof, and all sums now or hereafter payable on the Account and all interest accrued or payable thereon, and all proceeds of the foregoing, in each case whether not existing or hereafter arising (hereinafter referred to collectively as the "Account"):

        Identifying Number                                 Amount of Initial
        and Type of Account       Name of Institution      Deposit in Account

Deposit Account No. ________       Bank of Montreal         U.S. $18,925,000

        The lien and security interest herein granted and provided for is made and given to secure, and shall secure, the payment and performance of (i) any and all indebtedness, obligations and liabilities whatsoever of the Guarantor to the Lenders and Lessors evidenced by or arising under or otherwise relating to the Guaranty, or any other instrument or document executed and delivered in connection therewith, in each case whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising,
(ii) any and

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all indebtedness, obligations and liabilities whatsoever of the Lessee evidenced by or arising under or otherwise related to the Operative Documents in each case whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising, and (iii) all expenses and charges, legal or otherwise, suffered or incurred by the Administrative Agent in collecting or enforcing any of such indebtedness, obligations or liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the assignment and security interest granted hereby (all of the indebtedness, obligations and liabilities hereinabove described being referred to hereinafter as the "Obligations").

        The Guarantor hereby agrees no moneys at any time constituting part of the Account may be withdrawn by the Guarantor, until the Obligations are paid in full, notwithstanding any provisions to the contrary contained in any other agreement between Guarantor and the financial institution maintaining the Account; provided, however, that prior to the occurrence and continuation of a default hereunder the Guarantor shall be entitled to all payments with respect to interest on the Account which are made prior to such occurrence and continuation.

        The Guarantor agrees to execute and deliver to the Administrative Agent such further instruments and agreements, and do all such other things, as the Administrative Agent may deem necessary or appropriate to assure the Administrative Agent its security interest hereunder. Without limiting the foregoing, the Guarantor agrees to promptly deliver to the Administrative Agent all certificates, instruments and documents at any time evidencing the Account, or any part thereof, and to deliver to the Administrative Agent any income, dividends, distributions and rights with respect to the Account which may at any time come into the possession of the Guarantor.

        The Guarantor represents and warrants to the Administrative Agent, the Agent Lessor, the Lenders and the Lessors that:

                1. The Guarantor has full right, power and authority to maintain the Account, to enter into this Agreement and perform its obligations hereunder; and this Agreement is the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms.

                2. The Guarantor is and will be the sole and lawful legal and equitable owner of the Account free and clear of any security interest, lien, charge or encumbrance of any other person, except for the security interest to the Administrative Agent hereunder.

                3. The amount of the Account as of the date hereof is the amount stated above.

                4. The Account, if evidenced by a certificate of deposit, is negotiable, has been duly negotiated to the Administrative Agent, and is genuine and in all respects what it purports to be.

        In the event that any of the following shall occur (herein called "default" or "defaults"):

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                (a)     default in the observance or performance of any other
        obligation of the Guarantor herein or in the Guaranty;

                (b) the occurrence of any event or the existence of any condition which is specified as an Event of Default (as defined in the Participation Agreement);

then in any such event, subject to the terms of Article II of the Guaranty, the Administrative Agent, in addition to exercising such other rights and remedies as may be available to it, (i) may appropriate (by set-off or otherwise) the Account and all sums now or hereafter payable on the Account and any interest accrued or payable thereon and apply the same to the Obligations, or any part thereof, in such order and manner as the Administrative Agent in its sole discretion shall determine and/or (ii) may exercise with respect to the Account and such sums and interest all the rights, options and remedies of a secured party under the Uniform Commercial Code of Illinois in respect of the Account. Without limiting the foregoing, the Guarantor agrees that the Administrative Agent shall have full and irrevocable right, power and authority during the existence of a default to liquidate the Account prior to its stated maturity, if any, without thereby incurring any liability whatsoever to the Guarantor and, in the name of the Guarantor or in the Administrative Agent's own name or both, to demand, collect, withdraw, receipt for or sue for all amounts due or to become due and payable in respect of the Account, to execute any withdrawal receipts respecting the Account, to endorse the name of the Guarantor on any and all commercial paper given in payment thereof, and to take any other action, including, without limitation, transfer any certificate evidencing the Account into the Administrative Agent's own name or the name of its nominee, which the Administrative Agent deems necessary or appropriate to preserve or protect its interest in the Account. All rights and remedies of the Administrative Agent hereunder shall be in addition to and not in substitution for any right, power or remedy it may have under applicable law or under any other agreement or instrument now or hereafter executed and delivered by the Guarantor to or in favor of the Administrative Agent.

        The proceeds from any sale or other realization of the Account may be applied by the Administrative Agent to the Obligations (whether or not then due and payable) in such manner and order as the Administrative Agent in its discretion shall determine and any proceeds not so applied may be held by the Administrative Agent under this Agreement as collateral security for the Obligations. The Guarantor agrees to pay the Administrative Agent all costs and expenses (including court costs and reasonable attorneys' fees) suffered or incurred by the Administrative Agent in enforcing or endeavoring to enforce the Obligations, or any part thereof, in protecting, defending, or enforcing any rights and remedies with respect to the Account or any of Guarantor's obligations hereunder, or in connection with any foreclosure or other realization upon the Account or any part thereof (whether in any litigation, bankruptcy, insolvency or other proceeding whatsoever), all of which shall constitute Obligations secured by the Account hereunder. The Administrative Agent shall have no responsibility for the collection or protection of the Account or any part thereof or to exercise (or give notice to the Guarantor of) any option, privilege or right with respect to the Account, all of which are waived by the Guarantor. The Administrative Agent may without notice at any time and from time to time at its option transfer or register all or any part of the Account into its or its nominee's name without any indication of security interest. The Administrative Agent may transfer the Obligations, or any part thereof, and deliver the Account subject to this Agreement to the transferee, and the transferee shall

                                       -3-

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become vested with all powers and rights given to the Administrative Agent with respect to the Account.

        The Guarantor acknowledges that the lien and security interest hereby created and provided for are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Administrative Agent, any Lender or Lessor, or any other holder of any of the Obligations, and without limiting the generality of the foregoing, the lien and security interest hereof shall not be impaired by any acceptance by the Administrative Agent, any Lender or Lessor, or any other holder of any of the Obligations of any other security for or guarantors upon any of the Obligations or by any failure, neglect or omission on the part of the Administrative Agent or any other holder of any of the Obligations to realize upon or protect any of the Obligations or any collateral or security therefor. The lien and security interest hereof shall not in any manner be impaired or affected by (and the Administrative Agent, without notice to anyone, is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Obligations, or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing. After the occurrence of a default, in order to realize hereon and to exercise the rights granted the Administrative Agent hereunder and under applicable law, there shall be no obligation on the part of the Administrative Agent or any other holder of any of the Obligations at any time to first resort for payment to the Lessee or any guaranty of the Obligations or any portion thereof or to resort to any other collateral, security, property, liens or any other rights or remedies whatsoever, and the Administrative Agent shall have the right to enforce this Agreement irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending. The lien and security interest created and provided for stand as direct and primary security for the Obligations of the Lessee as well as for the other Obligations secured hereby. No application of any sums received by the Administrative Agent in respect of the Account or any disposition thereof to the reduction of the Obligations or any part thereof shall in any manner entitle the Guarantor to any right, title or interest in or to the Obligations or any collateral or security therefor, whether by subrogation or otherwise, unless and until all Obligations and all indebtedness, obligations, and liabilities of the Lessee owing to the Administrative Agent have been fully paid and satisfied and all agreements of the Administrative Agent to extend credit to or for the account of the Lessee have expired or otherwise have been terminated. The Guarantor further acknowledges and agrees that the Administrative Agent may, without the consent of or notice to the Guarantor, extend, review, modify, substitute or replace the indebtedness, obligations and liabilities of the Lessee owing to the Administrative Agent guaranteed by the Guarantor under the Guaranty or otherwise, and increase or decrease the amount of the credit extended to Lessee, and that the Administrative Agent's right to enforce its rights under this Agreement shall not be impaired by any of the foregoing

        No waiver or modification or amendment to the terms of this Agreement shall be effective as against the Administrative Agent unless the same is in writing and signed by an officer of the Administrative Agent. No such waiver, modification or amendment shall in any way affect any of the rights or remedies of the Administrative Agent hereunder except to the extent that such waiver, modification or amendment specifically provides.

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        This Agreement and the assignment and security interest granted hereunder shall remain in full force and effect until the Obligations shall be paid and satisfied in full and all agreements of the Administrative Agent to extend credit to or for the account of the Lessee have expired or otherwise have been terminated.

        The financial institution maintaining the Account shall be fully protected in, and shall not in any way be liable to the Guarantor for, acting on any order or direction of the Administrative Agent respecting the Account or any interest therein without making any inquiry whatsoever as to the Administrative Agent's right or authority to give such order or direction or as to the application of any payment made pursuant thereto, and any payment in respect of the Account made to the Administrative Agent pursuant to any such order or direction shall satisfy and discharge any liability of the financial institution maintaining the Account to the Guarantor to the extent of such payment.

        No delay by the Administrative Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Administrative Agent hereunder are cumulative to, and not exclusive of, any rights or remedies which it would otherwise have. The covenants, warranties, and representations of the Guarantor herein shall be in addition to and cumulative of all other covenants, representations, and warranties of the Guarantor contained in, or provided for in, any other instrument or document now or hereafter executed and delivered by the Guarantor to or in favor of the Administrative Agent. This Agreement may be executed in any number of counterparts, and by different parties hereto on different counterpart signature pages, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall be binding upon the Guarantor, and its successors and assigns, and shall inure to the benefit of the Administrative Agent, and its successors and assigns. It is agreed that this Agreement and all the rights and remedies of the Administrative Agent hereunder shall be construed in accordance with and governed by the laws of Illinois. If any part of this Agreement is unenforceable, that will not make any other part unenforceable.

        THE GUARANTOR SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN COOK COUNTY, ILLINOIS, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        THE GUARANTOR AND THE ADMINISTRATIVE AGENT WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                           [Signature Page to Follow]

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        In Witness Whereof, the Guarantor has executed this Agreement this 30th day of April, 2002.


                                       GSI Lumonics, Inc.


                                       By: /s/ Thomas R. Swain
                                         Name:  Thomas R. Swain
                                         Title: V.P. & CFO


        Acknowledged and agreed to as of the day and year last above written.


                                       Bank of Montreal, as Administrative Agent


                                       By: /s/ Ben Ciallella
                                         Name:   Ben Ciallella
                                         Title: Asset Portfolio Management


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            ACKNOWLEDGMENT OF SECURITY AGREEMENT RE: DEPOSIT ACCOUNT


        The undersigned, being the institution issuing the Account referred to in the above and foregoing Agreement, hereby acknowledges receipt of a copy of, and consents to, said Agreement and agrees that it shall hold the Account and all funds maintained for the account thereof as bailee for the Administrative Agent under the terms of the Agreement and the undersigned will only release the Account and the funds held for the account thereof to or upon the order of the Administrative Agent, and not the Guarantor, except as otherwise specifically provided for in the Agreement. The undersigned hereby certifies that the amount owing on the Account as of the date hereof is not less than the amount set forth in said Agreement, that the Guarantor is the only party having any interest in the Account as appears on the records of the undersigned and that the undersigned has not received notice of any assignment, other than said Agreement, of said Account.

                                       Bank of Montreal


                                       By: /s/ Ben Ciallello
                                         Name:   Ben Ciallello
                                         Title: Asset Portfolio Management